Exhibit 3.9.2

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE

* * * * *

Ventas Specialty I, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 19th day of June, 2003.

/s/ T. Richard Riney
T. Richard Riney
Executive Vice President and
General Counsel

*Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.